UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 8, 2025 (April 2, 2025)

Argo Group International Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15259	98-0214719
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

501 7th Avenue

7th Floor

New York, New York 10018

(Address, Including Zip Code,

of Principal Executive Offices)

Registrant’s telephone number, including area code: (210) 321-8400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
6.500% Senior Notes due 2042 issued by Argo Group US, Inc. and the Guarantee with respect thereto	ARGD	New York Stock Exchange
Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 7.00% Resettable Fixed Rate Preferred Stock, Series A, Par Value $1.00 Per Share	ARGO/PA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 21, 2025, Jessica Buss notified Argo Group International Holdings, Inc. (the “Company”) of her resignation as Chief Executive Officer of the Company, effective immediately. Ms. Buss’ employment with the Company was subsequently terminated on April 2, 2025. Ms. Buss’ decision was not due to any disagreement with the Company or the Board of Directors of the Company on any matter relating to the Company’s operations, policies or practices.

In connection with her resignation and employment termination, Ms. Buss entered into an agreement with the Company on April 2, 2025, providing the Company with a general release of claims and a covenant to cooperate with the Company in connection with the transition of her duties, in exchange for a cash payment of $250,000 and the Company’s waiver of her obligation to repay certain relocation assistance payments she previously received from the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2025	ARGO GROUP INTERNATIONAL HOLDINGS, INC.

	By:	/s/ Michael Tiliakos
		Name:	Michael Tiliakos
		Title:	General Counsel and Secretary